Exhibit 99.1

Report of Independent Accountants

To the Board of Directors of Bank of America, National Association

We have examined the accompanying management assertion of Bank of America, National Association, that (i) the controls set forth in Appendix II to management’s assertion were suitably designed and implemented as of December 31, 2017 to provide reasonable, but not absolute, assurance that the control objectives included in Appendix II to management’s assertion would be achieved, if those controls were complied with satisfactorily, and (ii) the controls set forth in Appendix II to management’s assertion were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives included in Appendix II to management’s assertion were achieved as of December 31, 2017. Bank of America, National Association’s management is responsible for its assertion.  Our responsibility is to express an opinion on management’s assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the examination to obtain reasonable assurance about whether management's assertion is fairly stated, in all material respects.  An examination involves performing procedures to obtain evidence about management’s assertion.  The nature, timing and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of management’s assertion, whether due to fraud or error.  We believe that the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

In our opinion, management’s assertion that (i) the controls set forth in Appendix II to management’s assertion were suitably designed and implemented as of December 31, 2017 to provide reasonable, but not absolute, assurance that the control objectives included in Appendix II to management’s assertion would be achieved, if those controls were complied with satisfactorily, and (ii) the controls set forth in Appendix II to management’s assertion were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives included in Appendix II to management’s assertion were achieved as of December 31, 2017 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 27, 2018

[Letterhead of Bank of America]

March 27, 2018

Management’s Assertion on BA Master Credit Card Trust II and BA Credit Card Trust Internal Control

Bank of America, National Association (“BANA” or the “Company”), a wholly owned subsidiary of Bank of America Corporation, performs certain functions as the servicer of the BA Master Credit Card Trust II and the Bank of America Credit Card Trust (the “Trusts”) which are defined within the sections of the transaction agreements listed in Appendix I hereto. Per Section 3.06 of the Fourth Amended and Restated Pooling and Servicing Agreement for the BA Master Credit Card Trust II dated December 17, 2015, as amended, between BANA as Seller and Servicer and The Bank of New York Mellon as Trustee, BANA is responsible for establishing and maintaining internal controls to provide reasonable assurance that Trust assets in the possession of or under the control of BANA are safeguarded against loss from unauthorized use or disposition.  BANA has established the trust asset servicing control objectives and related controls pertaining to safeguarding Trust assets in its possession or under its control against loss from unauthorized use or disposition as set forth in Appendix II, “BANA’s Control Objectives and Related Control Activities on the Servicing of the Trust Assets.” BANA is responsible for establishing the trust asset servicing control objectives and related controls, in Appendix II and for the suitability of the design, implementation, and operating effectiveness of the controls.

Because of the inherent limitations of an examination engagement, together with the inherent limitations of internal control, an unavoidable risk exists that some material misstatements may not be detected, even though the examination is properly planned and performed in accordance with the attestation standards. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

We have evaluated whether our controls were suitably designed, implemented and operating effectively to achieve the control objectives as of December 31, 2017. The criteria against which the controls were evaluated are the control objectives set forth in Appendix II.  Based on our evaluation, we assert that:

•
The controls set forth in Appendix II were suitably designed and implemented as of December 31, 2017 to provide reasonable, but not absolute, assurance that the control objectives included in Appendix II would be achieved, if those controls were complied with satisfactorily, and;

•
The controls set forth in Appendix II were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives included in Appendix II were achieved as of December 31, 2017.

Bank of America, National Association By:

/s/ Joseph L. Lombardi
Joseph L. Lombardi Vice President

/s/ Keith W. Landis
Keith W. Landis Vice President

Appendix I
BA Master Credit Card Trust II
Internal Control as of December 31, 2017

SERIES	ISSUANCE DATE	TRUSTEE	PSA DATE	PSA SUPPL. DATE

BA Master Credit Card Trust II Series 2001-D	5/24/2001	The Bank of New York Mellon	12/17/2015	12/17/2015

Servicing Covenants & Conditions

(a)	Fourth Amended and Restated Pooling and Servicing Agreement for the BA Master Credit Card Trust II dated December 17, 2015, as amended:

Sections 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06, 4.02(a), 4.03(a), (c) and (d), 13.02 (d).

(b)	Fifth Amended and Restated Series 2001-D Supplement dated December 17, 2015 to Fourth Amended and Restated Pooling and Servicing Agreement:

Sections 3(b), 4.05 through 4.10, 5.02, and 7(c).

Appendix I
BA Credit Card Trust
Internal Controls as of December 31, 2017

TRANCHE	ISSUANCE DATE	TRUSTEE	INDENTURE DATE	INDENTURE SUPP. DATE
Full Year

BAseries Class A (2004-3)	3/17/2004	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2007-1)	1/18/2007	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2007-4)	3/20/2007	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2007-11)	8/2/2007	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class B (2010-1) – VFNs	1/15/2010	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class C (2010-1) – VFNs	1/15/2010	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2014-1)	2/13/2014	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2014-2)	5/14/2014	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2014-3)	9/15/14	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2015-1)	2/6/15	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2015-2)	4/29/15	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2016-1)	6/10/16	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2017-1)	3/30/17	The Bank of New York Mellon	12/17/2015	12/17/2015

BAseries Class A (2017-2)	8/24/17	The Bank of New York Mellon	12/15/2015	12/17/2015

Servicing Covenants & Conditions

(1)	Fourth Amended and Restated Indenture for the BA Credit Card Trust dated December 17, 2015:

Sections 310(a), 402(a), 907, 908(a) and 1201

(2)	Third Amended and Restated BAseries Indenture Supplement dated December 17, 2015:

Sections 2.02(i)-(iv), 3.02, 3.16 and 4.01(a)

Appendix II

BANA’s Control Objectives and Related Control Activities on the Servicing of the Trust Assets

A	Controls provide reasonable assurance that Trusts’ assets are segregated from those retained by BANA in accordance with the Agreements.
1	Management reviews and approves account additions and removals for the BA Master Credit Card Trust II.
2
On the day following the removal of accounts, management reconciles the principal and finance charge amounts and number of accounts removed from the BA Master Credit Card Trust II with the corresponding approved removal amounts to verify that removals are made completely and accurately as approved.

3	Draft monthly servicer reports are reviewed prior to distribution to verify that the information presented in the reports agrees to supporting information.
4	Issues or problems identified during the monthly servicer report generation process are managed and resolved using the trust servicing records system change log.
5
On a monthly basis, Trust Reporting personnel reviews and approves coupon accrual data and calculations of interchange, recoveries income to help ensure that the monthly amounts due are allocated to investors completely and accurately.

6
On a daily basis, management reviews reports on trust statistics (including number of Trust accounts) and results of scheduled data flows from TSYS to the trust servicing records system to verify data was transferred completely and accurately.

7	On a monthly basis, management prepares a counterparty ratings report to confirm BANA continues to be a qualified institution as defined by the Agreements.
B	Controls provide reasonable assurance that funds collected are remitted to the Trustee in accordance with the Agreements.
1	Draft monthly servicer reports are reviewed prior to distribution to verify that the information presented in the reports agrees to supporting information.
2
On a monthly basis, Trust Reporting personnel reviews and approves coupon accrual data and calculations of interchange, recoveries income to help ensure that the monthly amounts due are allocated to investors completely and accurately.

4
Management performs and reviews the following daily reconciliations of retail purchase, balance transfer, payment, and miscellaneous cash transactions processed each day using amounts billed by Payment Networks/Associations, amounts deposited in cash accounts, amounts posted into TSYS, and amounts recorded in the general ledger to help ensure that transactions are transactions are posted to borrower records and payments are deposited in related custodial and/or cash clearing accounts completely, accurately, and timely:
•      Settlement Group payment processing proof and verification to validate payments received are processed and posted to TSYS.
•      Association packets reconciling TSYS amounts to amounts billed by Payment Networks/Associations to validate draws for the prior day's DDA drafts.
•      The Balance Transfers Packet reconciling TSYS amounts to Fiserv and DDA.
•      The Access Check Packet reconciling TSYS amounts to Fiserv and Federal Reserve Bank of Philadelphia.
•      The Miscellaneous Cash Packet reconciling TSYS to the general ledger for miscellaneous cash transactions.

5	Management reconciles the main BANA cash account to the general ledger daily in order to validate the complete posting of payments received.
6	TSYS is programmed to automatically calculate interest accurately and that the interest charges are appropriately applied to accounts.*
7	TSYS is programmed to automatically calculate fees and service charges accurately and that these charges are appropriately applied to accounts.*
8	TSYS is programmed to automatically apply payments to customer accounts completely and accurately and allocate payments appropriately.*
9	TSYS is programmed to automatically assign accounts to delinquency buckets completely and accurately.*
10	The trust servicing records system is programmed to automatically calculate the Floating and Fixed Investor Percentages when certain Trust activities occur and at the beginning of each month.
11	One (1) Trust Reporting manager with wire approval authority must review and signoff on each wire transfer request form.
12
After a BAMCCT II wire is released in the cash management system, wire room management reviews the completed wire confirmation and the wire request form as to the bank name, account number, and principal and finance charge wire amounts to determine whether the wire was made as requested.

13	Management reviews and approves each trust attributes entry form prior to inputting the data and information into the trust servicing records system for new series issuances.
14	On a monthly basis, management prepares a counterparty ratings report to confirm BANA continues to be a qualified institution as defined by the Agreements.

C	Controls provide reasonable assurance that expenses incurred by the Trusts are calculated and remitted in accordance with the Agreements.
1	Issues or problems identified during the monthly servicer report generation process are managed and resolved using the trust servicing records system change log.
2	Draft monthly servicer reports are reviewed prior to distribution to verify that the information presented in the reports agrees to supporting information.
3
Trust Reporting managers review and approve the trust exhibits (monthly servicer reports) for distribution to external parties (e.g., the trustee, rating agencies, and credit enhancement providers) on a routing slip for each monthly reporting period.

4
On a monthly basis, Trust Reporting personnel reviews and approves coupon accrual data and calculations of interchange, recoveries income to help ensure that the monthly amounts due are allocated to investors completely and accurately.

5	The trust servicing records system is programmed to automatically calculate the Floating and Fixed Investor Percentages when certain Trust activities occur and at the beginning of each month.
6	One (1) Trust Reporting manager with wire approval authority must review and signoff on each wire transfer request form.
7
After a BAMCCT II wire is released in the cash management system, wire room management reviews the completed wire confirmation and the wire request form as to the bank name, account number, and principal and finance charge wire amounts to determine whether the wire was made as requested.

8	Management reviews and approves each trust attributes entry form prior to inputting the data and information into the trust servicing records system for new series issuances.
D	Controls provide reasonable assurance that the additions of accounts to the Trusts are authorized in accordance with the Agreements.
1	Management reviews and approves account additions and removals for the BA Master Credit Card Trust II.
2
On a daily basis, management reviews reports on trust statistics (including number of Trust accounts) and results of scheduled data flows from TSYS to the trust servicing records system to verify data was transferred completely and accurately.

E	Controls provide reasonable assurance that the removals of accounts to the Trusts are authorized in accordance with the Agreements.
1	Management reviews and approves account additions and removals for the BA Master Credit Card Trust II.
2
On the day following the removal of accounts, management reconciles the principal and finance charge amounts and number of accounts removed from the BA Master Credit Card Trust II with the corresponding approved removal amounts to verify that removals are made completely and accurately as approved.

F	Controls provide reasonable assurance that the Trusts' assets amortizing out of the Trusts are calculated in accordance with the Agreements.
1	Issues or problems identified during the monthly servicer report generation process are managed and resolved using the trust servicing records system change log.
2	Draft monthly servicer reports are reviewed prior to distribution to verify that the information presented in the reports agrees to supporting information.
3
Trust Reporting personnel review and approve the variable accumulation report for each monthly trust reporting period to help ensure that sufficient funds are available for principal payout at the termination of a series issuance.

4	TSYS is programmed to automatically apply payments to customer accounts completely and accurately and allocate payments appropriately.*
5	The trust servicing records system is programmed to automatically calculate the Floating and Fixed Investor Percentages when certain Trust activities occur and at the beginning of each month.
6	Management reviews and approves each trust attributes entry form prior to inputting the data and information into the trust servicing records system for new series issuances.
G	Controls provide reasonable assurance that monthly Trust reports generated in the form of “Exhibits” and provided to the Trustee are reviewed by a Vice President or above prior to distribution.
1
Trust Reporting managers review and approve the trust exhibits (monthly servicer reports) for distribution to external parties (e.g., the trustee, rating agencies, and credit enhancement providers) on a routing slip for each monthly reporting period.

2	Draft monthly servicer reports are reviewed prior to distribution to verify that the information presented in the reports agrees to supporting information.
3	Management reviews and approves each trust attributes entry form prior to inputting the data and information into the trust servicing records system for new series issuances.

H	Controls provide reasonable assurance that monthly Trust reports generated in the form of “Exhibits” contain all information required by the Agreements.
1	Issues or problems identified during the monthly servicer report generation process are managed and resolved using the trust servicing records system change log.
2	Draft monthly servicer reports are reviewed prior to distribution to verify that the information presented in the reports agrees to supporting information.
3
Trust Reporting managers review and approve the trust exhibits (monthly servicer reports) for distribution to external parties (e.g., the trustee, rating agencies, and credit enhancement providers) on a routing slip for each monthly reporting period.

4
On a monthly basis, Trust Reporting personnel reviews and approves coupon accrual data and calculations of interchange, recoveries income to help ensure that the monthly amounts due are allocated to investors completely and accurately.

5	TSYS is programmed to automatically assign accounts to delinquency buckets completely and accurately.*
6	Management reviews and approves each trust attributes entry form prior to inputting the data and information into the trust servicing records system for new series issuances.

* TSYS is responsible for the implementation, suitable design and effective operation of controls related to:
1)	Automation for calculating and applying interest, fees, and service charges;
2)	Automation for allocating and applying payments; and
3)	Automation for assigning accounts to delinquency buckets.

In order to determine whether TSYS’s controls above are suitably designed, implemented, and operating effectively, BANA has implemented the following monitoring control:
1)
TSYS SOC1 Consumer Card report is reviewed and approved on an annual basis. Exceptions and/or issues noted within the report are addressed and monitored for resolution. Complementary user entity controls have been reviewed and mapped to the appropriate controls.